Exhibit 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements

•	Form S-8, No. 333-76847, and

•	Form S-8, No. 333-83998

of our report dated February 13, 2004, with respect to the consolidated financial statements of Trex Company, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

March 4, 2004